                        Lincoln National Managed Fund, Inc.
                             1300 South Clinton Street
                             Fort Wayne, Indiana 46801

                                  March 1, 1983

Lincoln National Managed Fund, Inc.
1300 South Clinton Street
Fort Wayne, Indiana 46801

Gentlemen:

         As Counsel for Lincoln National Managed Fund, Inc., a Maryland corporation (the "Fund"), I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

         I am of the opinion that the Common Stock, $ .01 par value, of the Fund will be, if and when issued by the Fund in the manner and upon the terms set forth in the Registration Statement on Form N-1, validly authorized and issued, fully paid and nonassessable.

         I consent to the filing of this opinion as an exhibit to the Fund's Registration Statement.

                                  Very truly yours,



                                  John L. Steinkamp